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                                                            Page 17 of 30 Pages
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                                                                       EXHIBIT 5

                           PROMISORY NOTE SECURED BY
                           -------------------------
                        STOCK PLEDGE AND DEED OF TRUST
                        ------------------------------


Lender:                                      Borrower:

Imperial Credit Industries, Inc.             H. Wayne Snavely
23550 Hawthorne Boulevard                    2500 Paseo Del Mar
Building 1, Suite 240                        Palos Verdes Estates, CA 90274
Torrance, California 90505



     FOR VALUE RECEIVED, the undersigned, H. Wayne Snavely, promises to pay to the order of the above-named Lender, its successors and assigns, at the above address or at such other place as Lender may designate in writing, in lawful money of the United States of America, the sum of One Million Nine Hundred Ninety Nine Thousand Nine Hundred and Ninety Eight Dollars ($1,999,998) together with interest thereon from the date hereof at the interest rate described below (the "Interest Rate") on the principal balance in the manner provided below:

     1.     Security, Payments, Interest.  At Borrower's expense, this
            ----------------------------
Promissory Note has been secured by Borrower having pledged to Lender (i) 143,369 shares of common stock of Imperial Credit Commercial Mortgage Investment Corp. (the "Stock") in the form of a Security Agreement (Pledge of Securities) and (ii) that certain "Straight Note" and Deed of Trust, and the proceeds thereof, executed on June 4, 1997, by Ronald P. Padilla for the benefit of H. Wayne Snavely, in the amount of $967,500, the recorded Deed of Trust encumbering property known as Parcel 2, Book 102, Page 32 of Parcel Maps for the City of Huntington Beach, Orange County, California (the "Property"), and Lender shall have all rights and remedies to which a secured party is entitled under California law.

     Payments made by Borrower shall be applied first to the payment of the charges and interest accrued on the unpaid principal balance as of the date of receipt and the remainder, if any, shall be applied to the reduction of the unpaid principal, except upon default Lender will allocate payment(s) to principal, interest, and/or charges in its discretion. This Note shall bear interest on the unpaid principal balance hereof from time to time outstanding at an Interest Rate of 10.4% per annum. All interest shall be calculated on the basis of a three hundred sixty five (365) day year. Interest shall be paid to the Lender from the date hereof semi-annually in arrears on June 15 and December 15 of each year, commencing June 15, 1998. The outstanding principal and all remaining accrued interest shall be payable in one installment on June 14, 2002, unless extended by Lender at its sole discretion. This Note may be prepaid, in whole or in part, at any time without penalty.


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                                                            Page 18 of 30 Pages
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      2.  Default.  Upon failure to pay any payment when due or to perform any
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obligation, covenant, or agreement contained in this Note or any other documents provided by Borrower to Lender to induce Lender to make the loan evidenced by this Note, or should any statement contained therein be found to be false or misleading in any material respect; or should Borrower make an assignment for the benefit of creditors, or if a petition be filed by or against Borrower under any state insolvency law or under the Bankruptcy Code, as amended and not dismissed or discharged within 60 days; or, if the Borrower shall sell, transfer, convey or alienate the Stock or the Property, or any part thereof, or any interest therein, or shall be divested of his title or any interest therein in any manner or way, whether voluntarily or involuntarily, without the written consent of the Lender being first had and obtained; then borrower shall be in default under this Note, and the whole sum of principal, interest, charges and advances, if any, shall become immediately due and payable at Lender's option and without notice. The acceptance of any payment of principal or interest by Lender after the time when it becomes due, as herein specified, shall not be held to establish a custom, or to waive any rights of Lender to enforce payment or assert any other rights, nor shall any failure or delay to exercise any rights be held to waive the same. The rights or remedies of Lender as provided in this Note may be pursued singly, successively, or together against Borrower at the sole discretion of the Lender.

      3.  Attorneys' Fees and Other Expenses.  Borrower shall pay upon demand
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reasonable attorneys' fees, and all other out-of-picker expensess, including filing, recording, or other costs or fees incurred by Lender in connection with this Note, including attorneys' fees incurred by Lender if: (a) legal counsel is engaged to assist in the collection of this Note after a default hereunder whether or not suit is instituted, (b) any action is brought which may significantly affect Lender's rights, such as an action to cancel, rescind, construe or enforce this Note or to enforce laws or regulations in connection therewith, or (c) Borrower becomes subject to a proceeding under the provisions of the Bankruptcy Code and Lender in the exercise of prudent business practices engages counsel to represent the interests of Lender.

      4.  Compliance With Laws.  All of the terms and provisions of this Note
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shall be construed in compliance with all applicable laws.  If any charge of fee due hereunder is invalid, unenforceable or excessive under any law, then such charge or fee shall be deemed modified or reduced to the extent required by law, and any such sums collected by Lender in excess of the maximum amount permitted by such law shall, at Lender's option, be refunded to Borrower or reapplied to any principal, interst, deficiency or other amounts due hereunder and Lender shall have no further liability to Borrowere as a result thereof.

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                                                            Page 19 of 30 Pages
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      5.   Assignment.  Lender shall have the right to sell, assign, or
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otherwise transfer, either in part or in its entirety, this Note and any other instrument evidencing indebtedness of this Note without Borrower's consent. This Note and all of the covenants, promises, and agreements contained in it shall be binding on and inure to the benefit of their respective legal representatives, successors, and assigns.

      6.   Entire Agreement. This Note and the security agreements referenced in
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Paragraph 2 above contain the entire agreement between the Lender and Borrower with respect to the subject manner hereof and supersede any and all prior arrangements, proposals or understandings, written or oral, by or between Lender and Borrower with respect to all transactions contemplated by this Note and the terms hereunder. In the event of any conflict or inconsistency between any provision of this Note and any provision of any other document or writing executed by Lender and/or Borrower, the provision of this Note shall take precedence and shall control, unless the conflicting or inconsistent provision is such other document or writing specifically refers to this Note and specifically states that it shall prevail. No amendment or modification of this Note shall be effective for any purpose unless the same be in writing and duly executed by both Lender and Borrower.

      7.   Severability of Provisions. If any provision or any portion of any
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provision of this Note or the application of any such provision or any portion thereof to any person or circumstance, shall be held invalid or unenforceable, to the extent permitted by law, the remaining portion of such provision and the remaining provisions of this Note or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby.

      8.   Miscellaneous. No delay or omission on the part of Lender in
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exercising any rights under this Note on default by Borrower shall operate as a waiver of such right or of any other right under this Note, for the same default or any other default. The pleading of any statute of limitations as a defense to the obligations evidenced by this Note is waived. Time is of the essence for each and every obligation under this Note. This Note shall be construed according to and governed by the laws of the State of California. IN
THE EVENT ACTION IS INSTITUTED UNDER THIS NOTE, BORROWER WAIVES RIGHT TO TRIAL BY JURY.

DATED:  October 21, 1997

                                                 /s/ H. Wayne Snavely
                                                 ------------------------
                                                 H. Wayne Snavely

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